UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2018

Emerson Electric Co.

(Exact Name of Registrant as Specified in Charter)

Missouri	1-278	43-0259330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri	63136
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 553-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 5, 2018, the Board of Directors of Emerson Electric Co. (the “Company”) amended the Company’s Bylaws (the “Bylaws”) to remove its forum selection provision. Former Section 6 of Article VIII of the Bylaws (“Forum Selection Provision”) previously provided that the sole and exclusive forum for specified legal actions would be courts located in Missouri.

The Forum Selection Provision was submitted for ratification by the Company’s shareholders at the Company’s 2018 Annual Meeting of Shareholders, but it was not approved. The Board has subsequently reconsidered the Provision, and determined to remove it from the Bylaws.

The foregoing description of the amendment to the Bylaws is qualified in its entirety by reference to the full text of the Bylaws. The amended Bylaws, and a copy of the amended Bylaw provision marked to show changes from the prior Bylaw provision dated August 1, 2017, are included as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibits

3.1	Bylaws of Emerson Electric Co., as amended through June 5, 2018.

3.2	Article VIII, Sections 6 and 7 of the Bylaws of Emerson Electric Co., as amended through June 5, 2018, marked to show changes from prior Bylaw provisions as amended through August 1, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: June 11, 2018	By:	/s/ John A. Sperino
John A. Sperino Vice President and Assistant Secretary